                         NORTHWESTERN CORPORATE CENTER
                              SOUTHFIELD, MICHIGAN

                                     LEASE


    This Lease is made between Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the "Demised Premises" in the "Building," as defined in Sections
2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

                             W I T N E S S E T H :

1.  BASIC LEASE PROVISIONS.

    The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

    (a)  Date of this Lease: October 10, 1997

    (b)  Landlord:  NORTHWESTERN CORPORATE CENTER ASSOCIATES LIMITED
                    PARTNERSHIP, a Michigan limited partnership

    (c)  Tenant:    MCA FINANCIAL CORP.


    (d)  Demised Premises:

         A portion of the Basement; a portion of the First Floor and all of the Fifth, Sixth and Seventh Floors. SEE ATTACHED RIDER.

    (e)  Anticipated Commencement Date:  March 1, 1998

    (f)  Expiration Date:

         The expiration of one hundred twenty (120) full calendar months after the Commencement Date.

    (g)  Basic Rental: SEE ATTACHED RIDER.



    (h)  Tenant's Share:  Fifty-Five Percent (55%)

    (i)  Tenant's Use: General office and for storage and related purposes.


    (j)  Deposit:

         Two Hundred Ten Thousand and 00/100 Dollars ($210,000)

    (k)  Tenant's Address for Notices:  Prior to the Commencement Date:
                                        23999 Northwestern Highway, Ste. 230
                                        Southfield, MI  48075-2579
                                        Thereafter:  The Demised Premises

    (l)  Landlord's Address for Notices:

         Northwestern Corporate Center Associates Limited Partnership c/o Kojaian Management Corporation
         26600 Telegraph, Suite 450
         Southfield, Michigan  48304
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         with a copy to:

         Grubb & Ellis Real Estate Management
         2000 Town Center, Suite 500
         Southfield, Michigan  48075

    (m)  Guarantor: None.

    (n)  Guarantor's Address for Notices:  Not Applicable.



2.  BUILDING AND DEMISED PREMISES.

    2.1 Landlord is the owner of certain land and improvements, more particularly described on Exhibit "A" hereto, at 24700 Northwestern Highway, Southfield, Michigan, including a building (hereinafter referred to as the "Building") and certain interior and exterior common and public areas and facilities, including the surface parking facilities (hereinafter referred to as the "Common Areas") as may be designated by Landlord for the use in common by tenants of the Building. The Building and appurtenant Common Areas are hereinafter referred to as the "Development."

    2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the "Demised Premises") designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit "B," together with the nonexclusive right to use the Common Areas. The square foot area of the Demised Premises, as well as the Building,
(1) shall be computed based upon the BOMA-American National Standard Z65.1-1996, and shall contain a proportionate share of the Common Areas of the Building
(6% on full floors and 12% on multi-tenant floors).

    2.3 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable, (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion and (c) the right from time to time to construct additional stories onto the Building.(2) Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time. The Development will contain parking based upon a ratio of five (5) parking spaces for each One Thousand (1,000) square feet of usable premises in the Building. In no event shall Tenant, its employees, customers, invitees and/or guests utilize in excess of Tenant's allocable portion of such parking spaces. SEE ATTACHED RIDER.

3.  TERM.

    3.1 The Term shall commence on that date (hereinafter referred to as the "Commencement Date") being the later to occur of the "Anticipated Commencement Date" set forth in Section 1(e) hereof and the date Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit "C" hereto as


1-2 See Page 2A.

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1   shall mean the rentable square foot area thereof, and

2 Exercise by Landlord of the rights reserved in this Section 2.3 shall not materially hinder, impair or impede Tenant's access to the Building and the Demised Premises or Tenant's ability to utilize the Demised Premises for the purposes the same are leased.





                                       2A
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provided in Section 4 hereof and, unless sooner terminated as hereinafter provided, shall end on the "Expiration Date" set forth in Section 1(f) hereof; provided, however, that if Tenant, with Landlord's prior written approval, shall take occupancy of the Demised Premises for any purpose whatsoever prior to the Commencement Date, as defined above, the Commencement Date shall be deemed to have occurred on the earlier date Tenant takes such occupancy. SEE ATTACHED RIDER.

    3.2 If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the Anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the Expiration Date shall not be affected. Notwithstanding the foregoing, if possession of the Demised Premises has not been delivered to Tenant within (1) following the Anticipated Commencement Date, Tenant, at its option at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by and upon written notice to (2), and Landlord and Tenant shall thereupon be released from all obligations under this Lease(3).

4.  COMPLETION OF IMPROVEMENTS.

    (a) Except as provided in Section 3.2 hereof, prior to the Anticipated Commencement Date, Landlord shall complete the floor(s) on which the Demised Premises are located and shall construct or install in the Demised Premises the improvements to be constructed or installed by Landlord pursuant to(4) (hereinafter referred to as the "Standard Improvements"). Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation.

    (b) With respect to the Standard Improvements, Tenant will furnish to Landlord all information regarding its partition, electrical and telephone requirements and all other pertinent data by not later than November 1, 1997. Within five (5) days after Landlord's submission of working drawings (5), Tenant shall approve same in writing.

    If there are any changes requested by Tenant, after completion(6) of the plans and specifications for the Standard Improvements and/or any additional improvements required by Tenant (hereinafter referred to as "Tenant's Plan"), Tenant will be responsible for all (7) architectural and engineering costs and related expenses resulting from such changes. No changes will be made without written approval of Landlord after written request of Tenant.

    (c) In the event Tenant desires to have improvements installed in the Demised Premises in addition to or in lieu of the improvements provided for in Tenant's Plans, Tenant shall so advise Landlord and submit to Landlord at least ninety (90) days' prior to the Anticipated Commencement Date, complete plans and specifications for such improvements. Tenant shall(8) cause such plans and specifications to be revised in order to comply with Landlord's
(7) comments to such plans and specifications. Upon approval of such plans and specifications by Landlord, Landlord shall advise Tenant of the cost of constructing and installing such improvements, and upon approval of such costs (9) Landlord will commence construction and installation of such improvements; provided, however, that Tenant may revise such plans in order to reduce such costs, subject to Landlord's approval. Tenant shall be responsible for all costs resulting from such additional work, including architectural and engineering charges.(10) Notwithstanding anything contained to the contrary, if Tenant shall request any changes or modification to the plans and specifications after the approval thereof by Landlord, or if Tenant does not timely submit such plans and specifications or revisions thereof, or if such plans and specifications require materials which are not readily available or require long lead time, or if the completion of such construction and installation is delayed for any other reason attributable to Tenant including its failure to pay for the same as provided in Paragraph 4(d) hereof,(11) the Commencement Date shall not be delayed or postponed as a result thereof and the Commencement Date shall be the date which Landlord determines (12) that the Demised Premises would have been ready but for such delays, even if the Demised Premises is not completed on the Commencement Date.


1-12  See Page 3A

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1   six (6) months

2   Landlord

3 and all payments made by Tenant to Landlord prior to such termination shall be immediately refunded to Tenant.

4   the Rider to this Section 4

5 prepared in accordance with the Rider to this Section 4 and Tenant's requirements,

6   and Tenant's approval

7   reasonable

8   promptly

9   by Tenant

10  which exceed the Tenant Allowance described in the attached Rider.

11 and provided the delay in completing such construction is due solely to the actions or failure to act of Tenant,

12  in good faith





                                       3A
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    (d)  The cost of all improvements to the Demised Premises over and above the (1) shall be paid by Tenant as follows: (i) one-half (l/2) of such amount within ten (10) days after the approval of Tenant's plans and specifications by Landlord and the submission of the costs to Tenant, and (iii) the balance of such amount prior to occupancy of the Demised Premises by Tenant. In no event shall Landlord be required to commence or continue such work if Tenant defaults in its obligation to make the payments herein required.

    (e) The Demised Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of (2)details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant's use of the Demised Premises, and Tenant shall accept the same (3) notice from Landlord that such improvements have been so completed. If any dispute shall arise as to whether Landlord has completed its improvements, a certificate furnished by Landlord's architect certifying(4) the date of such completion shall be conclusive and binding of that fact and date upon Landlord and Tenant. SEE ATTACHED RIDER.

5.  RENTAL.

    5.1 Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(g) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.

    5.2  The following terms shall have the following meanings.

         (a) The term "Expenses" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Development, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; general landscaping and maintenance; window washing, elevators, escalators, porter and matron services, electric current for the Common Areas; management fees(5); protection and security services;
    repairs, replacement, and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff(6); uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; Landlord's Michigan Single Business Tax, water rates and sewer charges and personal property taxes; advertising, public relations and promotions; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Development by Landlord after the Commencement Date that are intended to reduce other Expenses, or made to the Development by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Development at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine(7), together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current "prime rate" of National Bank of Detroit (as defined in Section 5.5 hereof) or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Expenses shall not include "Taxes," as defined in Section 5.2(d) hereof; depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in Common Areas and other than as set forth above; costs of services or repairs, replacements and maintenance which are


1-7 See Page 4A

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1   Tenant Allowance

2   minor

3   seven (7) days after

4   to Tenant

5   (not to exceed five percent (5%) of gross rentals)

6   prorated with respect to time actually devoted to the Development

7   in accordance with GAAP





                                       4A
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    paid for by proceeds of insurance, by other tenants (in a manner other than as provided in Section 5.3 hereof), or third parties; or tenant improvements, real estate brokers' commissions, interest and capital items other than replacements and those referred to in clause (2) above.


         The Expenses shall be adjusted to equal Landlord's reasonable estimate of Expenses had the total Building been occupied and had the total Building been furnished all services.

         Landlord shall have the right to aggregate the Expenses relating to the exterior Common Areas serving the Building and the exterior common areas serving 19675 Ten Mile and 24800 Northwestern and allocate such Expenses between the Building and said other buildings on a reasonable and equitable basis.

         (b) The term "Base Expenses" shall mean the Expenses for the 1998 calendar year.

         (c) The term "Additional Expenses" shall mean the total dollar increases, if any, over the Base Expenses paid or incurred by Landlord in (1) year. SEE ATTACHED RIDER.

         (d) The term "Taxes" shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

         (e) The term "Base Taxes" shall mean the 1998 real estate tax rate applicable to the Development multiplied by (2) the assessed valuation of the Development determined by the City of Southfield as of December 31, 1998, or as finally determined in the event Landlord appeals such assessment.

         (f) The term "Additional Taxes" shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord in the respective calendar year.

         (g) The term "Tenant's Share" shall mean the percentage set forth in
    Section 1(h) hereof. Tenant's Share has been computed on the basis of the square foot area of the (3) Demised Premises divided by the total leasable square foot area of the Building (including the Demised
    Premises (4)). In the event the square foot area of the Demised Premises or the leasable square foot area of the Building shall be determined to differ from that utilized in computing Tenant's Share, Tenant's Share shall be adjusted accordingly.

    5.3 (a) Tenant shall pay to Landlord as additional rental Tenant's Share of Additional Expenses and Additional Taxes in the manner and at the times herein provided.

         (b) With respect to Additional Expenses and Additional Taxes, prior to the beginning of each calendar year (5), or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Additional Expenses and Additional Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then current


1-5 See Page 5A

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1   the respective calendar

2   ninety-five percent (95%) of

3   Office Premises of the

4   but excluding the Basement of the Building

5   commencing January 1, 1999,





                                       5A
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calendar year will vary from Landlord's estimate by more than five percent
(5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

         Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Additional Expenses and Additional Taxes, respectively, for such calendar year.
If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Expenses or Additional Taxes, as the case may be. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within (1) days after delivery of such statement. SEE ATTACHED RIDER.

         (c) If this Lease shall terminate on a day other than the last day of a calendar year, Tenant's Share of Additional Expenses and/or Additional Taxes that is applicable to the calendar year in which such termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term.

    5.4 Basic Rental shall be paid to Landlord on or before the first day of each and every calendar month in advance during the Term. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.

    5.5 Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "additional rent."

    5.6 Except as above provided, rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall be subject to an administrative late charge of five percent (5%) of the amount due and, in addition, shall bear interest from the due date until paid at the rate equal to two percent (2%) in excess of the then current "prime rate" of NBD Bank, but not in excess of the legal rate. Such prime rate shall be the rate announced by such Bank as its "prime rate"; if no such prime rate is announced, the prime rate shall be deemed to be fifteen percent (15%). SEE ATTACHED RIDER.

6.  OTHER TAXES PAYABLE BY TENANT.

    In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Demised Premises (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to


1  thirty (30)
net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.  USE.

    7.1 The Demised Premises shall be used only for the purposes of "Tenant's Use" as set forth in Section 1(i) hereof, and for no other purpose or purposes whatsoever. SEE ATTACHED RIDER.

    7.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building,(1) Tenant shall pay the amount of any such increases. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes(2) subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

8.  SERVICES.

    8.1 Landlord shall maintain the Common Areas including any (3) lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant (4), which Tenant shall pay to Landlord in full.

    8.2 Landlord will arrange for the furnishing of electricity to the Demised Premises, and Landlord shall elect either: (i) to charge Tenant for electricity as determined by metering at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company, or Such charge to Tenant for electricity shall be payable in monthly installments together with Basic Rental in the amount invoiced to Tenant. Notwithstanding anything herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon thirty (30) days' notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Building


1-4 See Page 7A

1  as certified in writing thereto by Landlord's insurer

2  other than normal and typical office supplies and equipment

3  parking areas, walkways, landscaping,

4  which are not covered by insurance,





                                       7A
for Tenant's separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, to the extent available and capable of being used safely.(1)

    8.3 Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as reasonably determined by Landlord for the Building (which hours, until Landlord shall otherwise designate, shall be from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 12:00 p.m. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service, and (c) janitorial service in accordance with Exhibit "D" hereto during the times and in the manner that services are furnished in comparable first class office buildings in the area, provided that Landlord shall (2) janitorial services to any portion of the Demised Premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction, duplicating or similar equipment. In addition, Landlord shall replace all burned out fluorescent (only) tubes, ballasts and starters, and Tenant shall be billed therefor. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved by abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this Section 8.3, Landlord shall not be required to provide ventilation and air conditioning to the Demised Premises as herein provided if Tenant shall utilize in the Demised Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system. SEE ATTACHED RIDER.

    8.4 Tenant shall pay as additional rent the (3) of providing all heating, ventilating and air conditioning, including all (3) associated with the installation of meters for measuring the same, to the Demised Premises in excess of that required for normal office use or during hours requested by Tenant when heating, ventilating and air conditioning is not otherwise furnished by Landlord. Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord. Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building.

9.  ALTERATIONS AND REPAIRS.

    9.1 Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent (4). All such alterations, additions and improvements shall be performed by contractors and subject to conditions specified by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead related thereto(5)) as the work proceeds within five
(5) days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same(6), in which event Tenant shall promptly restore the Demised Premises to their condition prior to the installation of such alterations, additions and improvements.(7)



1-7 See Page 8A

1 Notwithstanding the foregoing, Tenant shall not suffer any interruption in service or any extraordinary charges as a result of the termination of such services by Landlord or the supply of such services by the utility company.

2   only provide Building Standard

3   actual costs of Landlord

4 which consent shall not be unreasonably withheld with respect to nonstructural alterations, additions or improvements which do not affect building systems.

5   not to exceed fifteen percent (15%)

6 (excluding, however, any improvements installed pursuant to Article 4 hereof, which Tenant shall not be required to remove)

7 Notwithstanding the foregoing, at Tenant's request, Landlord shall advise Tenant at the time it consents to such installation, if Tenant will be required to remove the same.





                                       8A

    9.2 Subject to the provisions of Section 8.1 hereof, Tenant shall keep the Demised Premises and every part thereof in good condition and repair, Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises (1) as provided by any law, statute or otherwise now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit "E" and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God, (2) or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.

10. LIENS.

    Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within (3) days thereafter (4) For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to
Landlord, and pay any   damages and satisfy and discharge any judgment entered
therein against Landlord.

11. DESTRUCTION OR DAMAGE.

    11.1 In the event the Demised Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord's fire and extended coverage insurance policy covering the Building and, if Landlord's reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord's opinion, be completed within (5) days after (6). This Lease shall remain in full force and effect except that an abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable. If such repairs cannot, in Landlord's opinion, be made within (5) days, or if such damage or destruction is not insured against by Landlord's fire and extended coverage insurance policy covering the Building or if Landlord's reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic Rental shall be partially abated as provided in this Section 11.1.
If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord. SEE ATTACHED RIDER.

    11.2 A total destruction of the Building shall automatically terminate this Lease.

    11.3 If the Demised Premises are to be repaired under this Article 11, Landlord shall repair at its cost any injury or damage to the Building itself
and building standard tenant improvements in the Demised Premises to    be
constructed or installed by Landlord as set forth in Exhibit "C." Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements.

12. SUBROGATION.

    Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the


1-6 See Page 9A

1   except as otherwise

2   insurable casualty

3   thirty (30)

4 provided, if Landlord's mortgagee, prospective mortgagee or purchaser of the Development does not object thereto, Tenant shall have forty-five (45) days to remove the same.

5   one hundred eighty (180)

6   the occurrence of the damage.





                                       9A

Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

13. EMINENT DOMAIN.

    If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking,(1) either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises(2) taken shall be of such extent and nature (3) substantially handicap, impede or impair Tenant's use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis. SEE ATTACHED RIDER.

14. LANDLORD'S INSURANCE.

    Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

    (a) Comprehensive general liability insurance with respect to Landlord's operation of the Development for bodily injury or death and damage to property of others;

    (b) Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) in respect of the Building, excluding Tenant's trade fixtures, equipment and personal property;

    (c)  Loss of rental income insurance;

together with such other insurance as Landlord, in its (4) discretion, elects to obtain. Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Tenant acknowledges that Landlord's loss of rental income insurance may provide that
(i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.(5)

15. INDEMNIFICATION AND TENANT'S INSURANCE.

    15.1 Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person arising in, on or about the Demised Premises. The


1-5 See Page 10A

1   of the Demised Premises or any material portion of the Common Areas

2   or the Common Areas

3   so as to

4   prudent business

5 At Tenant's request, Landlord shall deliver to Tenant copies of certificates of insurance evidencing compliance herewith.





                                      10A
foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination. SEE ATTACHED RIDER.

    15.2 Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require(1).
Such insurance shall name Landlord, Landlord's property manager (currently Grubb & Ellis Real Estate Management) and Kojaian Management Corporation as additional named insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' notice from the insurer prior to any cancellation or change of coverage.

    15.3 Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and leasehold improvements(2).

    15.4 Tenant shall deliver(3) policies of the insurance required pursuant to Sections 15.2 and 15.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

16. COMPLIANCE WITH LEGAL REQUIREMENTS.

    Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's act. SEE ATTACHED RIDER.

17. ASSIGNMENT AND SUBLETTING.

    17.1 Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of this Lease. SEE ATTACHED RIDER.
    17.2 If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, (a) if Tenant's request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Demised Premises for the balance of the Term, to terminate this Lease or (b) if Tenant's request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party if Landlord shall consent thereto, provided that the sublease or assignment


1-3 See Page 11A

1   in accordance with industry standards.

2   paid for by Tenant

3   copies of





                                      11A
shall be on the same terms set forth in the notice given to Landlord and that the rental to such subtenant or assignee shall not be less than the then market rate for such premises.

    In the event Tenant shall so sublet a portion of the Demised Premises, or assign this Lease,(1) all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

    17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 hereof, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

    17.4 Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder,(2) The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, (3) Tenant, or any successor of Tenant, and (4) obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.(5)

    17.5 In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees and processing fees incurred in connection therewith,(6)

18. RULES.

    Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit "E" and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord,(7) Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

19. ENTRY BY LANDLORD.

    19.1 Landlord and its designees may enter the Demised Premises at reasonable hours(8) to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry. SEE ATTACHED RIDER.

    19.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and

1-8 See Page 12A

1   fifty percent (50%) of

2   unless Tenant is expressly released in writing by Landlord.

3   upon notice to

4   after

5 If Tenant does not consent thereto, Tenant shall remain liable under this Lease without regard to such amendment or modification.

6   but not to exceed One Thousand and 00/100 Dollars ($1,000.00).

7   and delivered to Tenant.

8   upon reasonable prior notice (except in the case of an emergency)





                                      12A
all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

20. EVENTS OF DEFAULT.

    20.1 The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the Basic Rental when and as the same becomes due and payable(1); or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days(2); or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (f) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (g) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

    20.2 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months' rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

21. REMEDIES.

    If any of the Events of Default shall occur, then Landlord shall have the following remedies:

    (a) Landlord at any time after the Event of Default, at Landlord's option, may give to Tenant (3) notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have

1   and such failure continues for more than ten (10) days after written notice
2   after written notice to Tenant
3   requisition statutory
commenced) upon the expiration of such (1) but Tenant shall remain liable for damages as provided in Article 22 hereof.

    (b) Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, (2) (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant's property and effects from the Demised Premises.

    (c) Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and
upon such other conditions, which may include concessions and   free rent
periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

    (d) Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

    (e) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

22. TERMINATION UPON DEFAULT.

    Upon termination of this Lease by Landlord pursuant to Article 21 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Demised Premises
during such period; (c) the worth at the time   of the award of the amount by
which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent (2%) in excess of the prime rate of National Bank of Detroit.
The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%).

23. LANDLORD'S RIGHT TO CURE DEFAULTS.

    All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be


1   statutory notice period

2   in accordance with law
deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

24. ATTORNEYS' FEES.

    If (1) uses the services of an attorney in connection with (i) any breach or default in the performance of any of the provisions of this Lease, in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, or (ii) any action brought by Tenant against Landlord, (2) shall reimburse (3) upon demand for any and all attorneys' fees and expenses so incurred by (3).

25. SUBORDINATION.

    25.1  This Lease is and shall be subject and subordinate, at all times, to
(a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and
(b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease. SEE ATTACHED RIDER.

    25.2 At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 25. Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant's agent and attorney-in-fact to execute any such instruments if Tenant shall failure or refuse to execute the same within ten (10) days after notice from Landlord.

    25.3 If, as a condition of approving this Lease, Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

26. MERGER.

    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27. NONLIABILITY OF LANDLORD.

    27.1 In the event Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.(4)


1-4 See Page 15A

1   either party

2   the losing party

3   the prevailing party

4 provided that such new owner assumes all of the obligations of Landlord accruing thereafter (including, without limitation, obligations under this Lease with respect to the Security Deposit), subject to the terms of this Lease.





                                      15A

    27.2 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any cause other than solely by reason of the gross negligence or willful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

    27.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the building and out of rents or other income(1) from the building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of the partners of Landlord shall be liable for any deficiency.

28. ESTOPPEL CERTIFICATE.

    At any time and from time to time upon ten (10) days' prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification),
(b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and
(d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

29. NO LIGHT, AIR OR VIEW EASEMENT.

    Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30. HOLDING OVER.

    It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to (2)seven percent (7%) of the monthly rental under Paragraph 5 hereof for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the Demised Premises are delivered in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive.

31. ABANDONMENT.

    If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

32. SECURITY DEPOSIT.

    Upon the execution of this Lease, Tenant has deposited with Landlord the

"Deposit" in the amount set forth in Section 1(j) hereof. The Deposit shall be held by Landlord as security for the faithful performance by Tenant. If
Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord


1   and/or insurance proceeds
2   five percent (5%)
may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term, and after Tenant has vacated the Demised Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit. SEE ATTACHED RIDER.

33. WAIVER.

    33.1 The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

    33.2 Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

34. NOTICES.

    All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in section 1(k) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(l) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises. In the event a Guarantor is listed in Section 1(m) hereof and such Guarantor executes this Lease, Landlord shall forward copies of all notice of default hereunder to the Guarantor at the address set forth in Section 1(n) hereof. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Demised Premises at the time, and, if no person shall be in charge of or occupying the Demised Premises at the time, then such service may be made by attaching the same on the main entrance of the Demised Premises. ALL NOTICES HEREUNDER SHALL BE DEEMED EFFECTIVE UPON RECEIPT OR UPON REFUSAL TO ACCEPT DELIVERY.

36. COMPLETE AGREEMENT.

    There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

37. CORPORATE AUTHORITY.

    If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

38. INABILITY TO PERFORM.

    If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS LEASE.

39. COVENANT OF QUIET ENJOYMENT.

    Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this lease;
subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 25 hereof.

40. MISCELLANEOUS.

    40.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

    40.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

    40.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

    40.4 Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

    40.5 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

    40.6 This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

    40.7 Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, but not more frequently than twice a year, financial statements reflecting Tenant's current financial condition.

    SEE ATTACHED RIDER.
    IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

                                        NORTHWESTERN CORPORATE CENTER
                                        ASSOCIATES LIMITED PARTNERSHIP,
                                        a Michigan limited partnership

                                        By:  Northwestern Corporate Center,Inc.,
                                             a Michigan corporation, Its General
                                             Partner


                                             By:  Mike Kojaian
                                                  -----------------------------
                                                  Mike Kojaian, President

                                                                      "LANDLORD"



                                        MCA FINANCIAL CORP.


                                        By:  Keith D Pietila
                                             -----------------------------


                                        Its: EVP
                                             -----------------------------

                                                                        "TENANT"

RIDER TO LEASE BETWEEN NORTHWESTERN CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP, AS LANDLORD, AND MCA FINANCIAL CORP., AS TENANT, FOR PREMISES IN NORTHWESTERN CORPORATE CENTER, SOUTHFIELD, MICHIGAN.

************************************************************************

RIDER TO SECTION 1(d)

         The Demised Premises shall consist of seventy thousand six hundred
thirty-six      (70,636) rentable square feet of office premises, as follows:

         First Floor         -    11,488 square feet
         Fifth Floor         -    19,716 square feet
         Sixth Floor         -    19,716 square feet
         Seventh Floor       -    19,716 square feet

(hereinafter referred to as the "Office Premises") and ten thousand (10,000) square feet in the Basement of the Building (hereinafter referred to as the "Basement Premises").

RIDER TO SECTION 1(g)

         The Basic Rental for the Demised Premises shall be as follows:

                       Annual                Annual
                    Basic Rental          Basic Rental            Total Annual             Total Monthly
Period           Office Premises        Basement Premises         Basic Rental             Basic   Rental
------           ---------------        -----------------         ------------             --------------
Years 1-3        $1,236,130.00          $100,000.00               $1,336,130.00            $111,344.17
Years 4-6        $1,306,766.00          $110,000.00               $1,416,766.00            $118,063.83
Years 7-10       $1,377,402.00          $120,000.00               $1,497,402.00            $124,783.50

RIDER TO SECTION 2.3

         (a) Notwithstanding anything herein contained to the contrary, designated parking spaces will be made available for visitors of the Building adjacent to the Building.

         (b) In addition to Tenant's nonexclusive parking rights, Landlord shall designate ten (10) parking spaces for the exclusive use of Tenant in the location shown on Exhibit B-1 hereto. Landlord shall not be responsible for policing Tenant's right to utilize such exclusive parking spaces, provided Landlord shall use reasonable efforts to make such parking spaces available to Tenant. Landlord shall have no liability or responsibility to Tenant if such spaces are not available to Tenant.

RIDER TO SECTION 3.1

         (a) Notwithstanding anything herein contained to the contrary, Tenant shall have the right to cause the Demised Premises to be delivered to Tenant in three (3) increments, the first on March 1, 1998, the second on June 1, 1998, and the final increment on August 1, 1998. Each such increment shall consist of one of the Fifth, Sixth or Seventh Floor together with such reasonable portion of the Demised Premises located on the First Floor and that portion of the Basement Premises designated by Tenant. Tenant shall exercise such right by written notice to Landlord on or before November 1, 1997, and such notice shall designate the portion of the Demised Premises to be so delivered by Landlord to Tenant on each such date. If Tenant shall exercise such right, Landlord shall deliver the Demised Premises as so designated by Tenant and, notwithstanding anything herein contained to the contrary, Tenant shall only be required to pay the Basic Rental and other rents and charges hereunder with respect to the portion of the Demised Premises so delivered to Tenant.

         (b) Provided Tenant is not in default at the time of the exercise of such right or at the commencement of such period, Tenant will have the right to extend the term of this Lease for one (1) additional period of ten (10) years upon all of the terms and conditions herein stated. Tenant will exercise such right, if at all, by written notice to Landlord not less than twelve (12) months prior to the expiration of the original term. If Tenant will exercise its right to so extend the term for such period, the Basic Rental for such period will be as set forth in (c) below.

         (c)    (i)       Within ten (10) days after the exercise by Tenant of
such right to extend the term of this Lease, Landlord will submit to Tenant Landlord's determination of the Basic Rental for the Demised Premises for such period, which Basic Rental will be the prevailing market rent for the Demised Premises, but not less than the Basic Rental paid during the previous year. If Tenant does not notify Landlord of its acceptance of such Basic Rental as so determined by Landlord within ten (10) days after receipt thereof, then the parties will proceed as provided in (ii) below.

               (ii) Within ten (10) days after said ten (10) day period, Landlord and Tenant will each simultaneously submit to the other in a sealed envelope its suggested annual Basic Rental for such period, which Basic Rental will be the prevailing market rent for the Demised Premises, but not less than the Basic Rental paid during the previous year. If the higher of such suggested Basic Rentals is not more than one hundred five percent (105%) of the lower of such suggested rentals, then the average of the two (2) suggested Basic Rentals will be the Basic Rental for such period. Otherwise, within five
(5) days, the determination of the Basic Rental will be made in accordance with Paragraph (iii) below.

              (iii) Within ten (10) days thereafter, Landlord and Tenant will mutually select and M.A.I. appraiser with experience in real estate activities, including at least five (5) years' experience in appraising comparable premises in the Detroit metropolitan area. If the parties cannot agree on such an appraiser, then within ten (10) days thereafter, each will select an independent M.A.I. appraiser meeting the aforementioned criteria and within seven (7) days thereafter, the two appointed appraisers will select a third appraiser meeting the aforementioned criteria and the third appraiser will determine the Basic Rental for such period in accordance with (iv) below. If either Landlord or Tenant fails to make such appointment within said ten
(10) day period, the other will make such appointment on its behalf.

               (iv)       Once the appraiser has been selected as provided in
(iii) above, each of Landlord and Tenant will submit to such appraiser its suggested Basic Rental figure as submitted to the other party pursuant to (ii) above. As soon thereafter as practical, the appraiser will select one of the two suggested Basic Rentals submitted by Landlord and Tenant that is closer to the one determined by the appraiser. The Basic Rental so selected by the appraiser will be binding on Landlord and Tenant. Landlord and Tenant will equally share the cost of such appraisal.

RIDER TO SECTION 4

         Notwithstanding anything contained in Section 4 of the Lease to the contrary:

        (i) Based upon the information supplied by Tenant to Landlord pursuant to Section 4(b) hereof, Landlord shall prepare plans and specifications for the renovations to the Office Premises in accordance with Landlord's understanding of Tenant's needs. Landlord shall submit such plans and specifications to Tenant for Tenant's approval, which approval shall not be unreasonably withheld. If Tenant fails to submit Tenant's comments to such plans and specifications within ten (10) days after receipt thereof, Tenant shall be deemed to have approved such plans and specifications. Landlord shall pay all reasonable architectural and design services (including space planning) relating to the preparation of such plans and specifications.

       (ii) Attached hereto as Exhibit "C" is a unit price list relating to substantially all of the improvements to the Demised Premises. Such unit prices shall be utilized in determining the cost of completing the renovations to the Office Premises. With respect to substantial items for which no unit price is set forth on Exhibit "C," Landlord shall obtain three (3) competitive bids, to the extent available, for such items. Landlord shall consult with Tenant with respect to the awarding of contracts, provided that Landlord shall not be required to award any contracts to contractors who are not reasonably acceptable to Landlord.

      (iii) Landlord shall complete the Office Premises in accordance with the approved plans and specifications.

       (iv)      (A)      Landlord shall pay the cost of completing the Office
Premises up to a cost of One Million Four Hundred Twelve Thousand Seven Hundred Twenty and 00/100 Dollars ($1,412,720.00) ($20.00 x 70,636, the area of the
Office Premises) (hereinafter referred to as the "Tenant Allowance"). If such completion shall cost in excess of the Tenant Allowance, Tenant shall pay such costs in accordance with the provisions of Section 4(d) hereof. If the cost of the renovations to the Office Premises are less than the Tenant Allowance, Tenant shall be permitted to apply up to One Hundred Forty-One Thousand Two Hundred Seventy-Two and 00/100 Dollars ($141,272.00) against the cost of installation of signage, cabling, sprinklering or any other improvements to the Office Premises which would otherwise be required to be paid for by Tenant.

                 (B) Notwithstanding anything herein contained to the contrary, Landlord shall perform the following work in or servicing the Demised Premises, at Landlord's sole cost and expense, and without charge therefor against the Tenant Allowance:

                          (1)     Men and Women restrooms.
                          (2)     Drinking fountains in common corridors.
                          (3)     Electrical telephone closets.
                          (4)     Building stairways.
                          (5)     Mechanical equipment rooms.
                          (6) Sheetrock core walls, perimeter and interior columns, and exterior walls above and below windows, taped, spackled and ready for painting.
                          (7)     One heat pump per 2,000 square feet
                                  (distribution from said pump will be charged against the Tenant Allowance).
                          (8) Sprinkler protection consisting of mains and risers installed according to Building Code (but not the distribution within the Premises).
                          (9) Fire protection alarm and communication systems for each building (not to include horns, lights, alarms or speakers within the Premises) as required by code.
                          (10) Life safety and support systems for the Development will be installed per code to include an emergency building systems generator for 24700 Northwestern Highway.
                          (11) Landlord will deliver 3.5 watts per square foot for lighting and equipment. Additional power is available to be brought on-site if required by Tenant as part of the Tenant improvements.
                          (12) All floor leveling necessary to correct slab defects.

                          (Building standard window treatments (horizontal blinds) are not part of building shell, but shall be part of the Tenant Allowance.)

        (v) The Basement Premises shall be completed by Landlord, at Landlord's sole cost and expense (which expenses shall not be charged against the Tenant Allowance), and shall include only a cement floor, metal deck ceiling, demising walls, one entry door and basic electric service and lighting.

       (vi) Landlord warrants to Tenant that the construction performed by or on behalf of Landlord pursuant to this Section 4 shall be materially free from defects in materials and workmanship for a period of one (1) year after the date of delivery of the Demised Premises to Tenant, subject only to wear and tear, damage by the elements, casualty and damage caused by the negligence or intentional acts or omissions of Tenant, its agents, employees and invitees. If defects in materials and workmanship warranted hereunder shall be disclosed in writing by Tenant to Landlord prior to the expiration of such one (1) y ear period, Landlord shall promptly repair, replace or correct the same, at its sole cost and expense.

      (vii) Landlord further warrants to Tenant that the retro-fitting which Landlord is undertaking to the Development shall be done in such a manner as to render the Building a first class building comparable to the building located at 28333 Telegraph Road, Southfield, Michigan, and Landlord shall maintain the Building as such a first class building throughout the term of this Lease and any extensions hereof.

     (viii) At or prior to delivering the Demised Premises to Tenant, Landlord shall deliver to Tenant a written certificate of its abatement contractor that any hazardous materials and contamination in the Building has been abated in accordance with applicable law and governmental regulations or a certificate from an appropriate governmental authority to such effect.

       (ix) Landlord shall perform the following renovation work in and to the Development, at Landlord's sole cost and expense, prior to the Commencement
Date:

                 (A)      Install new roofs.
                 (B)      Powerwash and recaulk building exteriors.
                 (C) Replace all existing windows with dual pane insulated glass.
                 (D)      Completely refurbish or replace elevators.
                 (E)      Repave the parking lots.
                 (F) Replace and upgrade all parking lot lighting to meet applicable building codes.
                 (G)      Replace and update exterior landscaping.

Landlord shall consult with Tenant with respect to the retro-fitting of the Common Areas of the Building, including the use of Tenant's corporate colors and identity, but Tenant shall not have the right to approve the same.

RIDER TO SECTION 4(e)

         Landlord shall promptly, but in no event later than sixty (60) days after the delivery of possession of the Office Premises to Tenant, complete the incomplete items and minor details.

RIDER TO SECTION 5.2(c)

         Notwithstanding anything herein contained to the contrary, "Controllable Expenses" shall not increase by more than six percent (6%) per annum on a cumulative basis during the term of this Lease (not to exceed one hundred six percent (106%) for 1999, one hundred twelve percent (112%) for 2000, one hundred eighteen percent (118%) for 2001, etc.). For purposes hereof, Controllable Expenses shall be all Expenses other than utilities, insurance, Taxes and costs of complying with governmental laws and regulations.

RIDER TO SECTION 5.3(b)

         For a period of ninety (90) days after the end of each respective calendar year to which such records relate, Tenant shall have the right, upon thirty (30) days' prior written notice to Landlord, to inspect Landlord's records relating to Expenses and Taxes. Such inspection shall be conducted at Landlord's offices during normal business hours, at Tenant's expense.

RIDER TO SECTION 5.6

         Notwithstanding anything herein contained to the contrary, Tenant shall not be required to pay such an administrative late charge or interest if it pays the amount due within five (5) days of the due date thereof on up to two (2) occasions in any calendar year.

RIDER TO SECTION 7.1

         So long as Tenant is not in default under this Lease, Landlord shall not lease any premises on the First Floor of the Building to any tenant whose principal business is the making of mortgage loans.

RIDER TO SECTION 8.3

        (i) Notwithstanding the provisions of Section 8.3 hereof, in the event any utilities required to be provided by Landlord pursuant to Section 8.3 hereof are not provided (subject to the provisions of Section 38 hereof) and such interruption of utilities has an adverse effect on Tenant's ability to operate in the Demised Premises as a result thereof for in excess of three (3) consecutive business days, then the Basic Rental and all other rental and charges hereunder shall abate from and after such three (3) consecutive business day period until such utilities are restored. Except for fire and other casualty, in the event such utilities are not being provided for in excess of forty-five (45) consecutive days, then Tenant shall have the right to terminate this Lease upon written notice to Landlord, which notice shall be given, if at all, after the expiration of such forty-five (45) day period and until such utilities are restored or Tenant again commences operations in the Demised Premises. Such abatement and right of termination shall be Tenant's sole remedy for Landlord's failure to provide such utilities.

       (ii) The HVAC system for the Building shall be designed and will maintain the following conditions in accordance with ASHRAE 90-80 and the Michigan Energy Code:

                 Summer: 92 degrees d.b. at 75 degrees w.p. outdoor temperature
                               75 degrees d.b. at 50% relative humidity indoors

                 Winter:       0 degrees d.b. outdoor temperature
                               75 degrees d.b. indoor temperature

                 based upon the following criteria:

                 Ventilation:  minimum of ten (10) CFM per person
                 Watts:        maximum 3.5 watts per square foot

      (iii) Anything herein to the contrary notwithstanding, Tenant shall be permitted access to the Building and the Demised Premises twenty-four (24) hours a day, seven (7) days a week. The cost thereof shall be included in Expenses.

       (iv) During after hour usage, Landlord shall provide for random checks of the Building by security personnel engaged by Landlord.

RIDER TO SECTION 11.1

         (a) If Landlord elects to make such repairs and has not completed the same within two hundred forty (240) days of the occurrence of such casualty, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the expiration of such two hundred forty (240) day period and until the completion of such restoration.

         (b) If this Lease is terminated pursuant to this Article 11, Landlord shall refund to Tenant any Basic Rental and additional rental relating to periods subsequent to such termination.

RIDER TO SECTION 13

         (a) Notwithstanding anything herein contained to the contrary, Tenant shall be entitled to obtain a separate award equal or attributable to the cost of removal or reinstallation of Tenant's trade fixtures, loss of business, moving and relocation costs and the unamortized cost of any improvements made to the Demised Premises, at Tenant's expense, such amortization to be over the term of this Lease on a straight line basis.

         (b) In the event this Lease is terminated pursuant to this Section 13, Landlord shall refund to Tenant any Basic Rental and additional rental relating to periods subsequent to such termination.

RIDER TO SECTION 15.1

         Landlord hereby waives all claims against Tenant for damages to any person or injury to or death of any person in, upon or about the Common Areas of the Development arising at any time and from any cause whatsoever and Landlord shall hold Tenant harmless from any damage to any property or injury to or death of any person arising in, on or about the Common Areas. The foregoing indemnity obligation of Landlord shall include reasonable attorney's fees, investigation costs and/or other costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. This provision of this Rider shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

RIDER TO SECTION 16

         Landlord represents and warrants to Tenant that as of the Commencement Date, with respect to any matters for which Landlord has received written notice from a governmental authority, the Building, Demised Premises and Common Areas shall comply with such notices.

RIDER TO SECTION 17.1

         Notwithstanding anything contained in Section 17.1 hereof to the contrary, Landlord agrees that it will not unreasonably withhold its consent to any proposed assignment of this Lease or subletting of the Demised Premises or any part thereof by Tenant; provided that Tenant shall not sublet any portion of the Demised Premises or assign this Lease for any medical or dental use, or to any governmental or quasi- governmental agency. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or subletting, including, without limitation: (i) the business reputation of the proposed assignee or subtenant and its officers, directors and stockholders, (ii) the nature of the business of the proposed assignee or subtenant and its effect on the other tenants of the Building, (iii) the financial condition of the proposed assignee or subtenant, and (iv) restrictions, if any, contained in leases or other agreements affecting the Building.

RIDER TO SECTION 19.1

         Notwithstanding the provisions of Section 19.1 hereof, in the event Landlord's exercise of its right pursuant to this Section 19.1 shall have a material adverse effect on Tenant's ability to operate in the Demised Premises for in excess of three (3) consecutive business days, then the Basic Rental and all other rental and charges hereunder shall abate from and after such three
(3) consecutive business day period until such time as the interference is removed. Such abatement of rental shall be Tenant's sole remedy for Landlord's interference.

RIDER TO SECTION 25.1

         Prior to the Commencement Date, Landlord shall obtain a nondisturbance agreement from the then existing mortgagee of the Building for Tenant's benefit. As a condition precedent to the subordination of this Lease to any future mortgage covering the Building, Landlord shall obtain for Tenant's benefit a nondisturbance agreement. Each such nondisturbance agreement shall be subject to Tenant's approval, which approval shall not be unreasonably withheld.

RIDER TO SECTION 32

         Provided Tenant has not been in default after notice and the expiration of any applicable cure periods during the term of this Lease prior thereto and Tenant attains a net worth computed in accordance with generally accepted accounting principles of Fifty Million Dollars ($50,000,000), then, within thirty (30) days of Landlord's receipt of Tenant's certified financial statements indicating such a net worth, Landlord shall refund the Deposit to Tenant.

41.      SIGNS.

         (a) Landlord, at Landlord's sole cost and expense, shall provide Tenant signage on the Building directory located on the first floor of the Building.

         (b) Tenant shall, at Tenant's sole cost and expense, have the right to install appropriate building signage at the entrance to the Demised Premises, provided that such sign(s) shall be subject to Landlord's approval.

         (c) Tenant, at Tenant's sole cost and expense, shall have the right to install an exterior sign identifying Tenant as a major tenant of the Building to be affixed to the exterior of the Building at a location and elevation acceptable to Tenant and approved by Landlord. The sign design and location shall be approved by both Landlord and Tenant and shall be subject to the approval of all governmental entities having jurisdiction.

42.      EXPANSION RIGHTS.

         42.1    (a)      Tenant shall have the right to lease at least nine
thousand five hundred (9,500) contiguous rentable square feet but not more than nineteen thousand (19,000) rentable square feet of which at least nine thousand five hundred (9,500) rentable square feet shall be contiguous (as initially determined by Tenant, subject to availability with respect to any premises in excess of nine thousand five hundred (9,500) rentable square feet) of the Building (as determined by Landlord) between March 1, 2003, and February 28, 2004 (as determined by Landlord). Tenant shall exercise such right by written notice to Landlord prior to February 28, 2002. Such notice shall contain the square foot area Tenant wishes to lease.

                 (b) Within one hundred eighty (180) days after receipt of Tenant's notice, Landlord shall notify Tenant of the premises to be leased pursuant to this Section 42.1 and the approximate date of delivery thereof.

                 (c) Landlord shall deliver such premises to Tenant in its then "as is" condition; provided, however, that if such premises have not theretofore been improved for another tenant, Landlord shall provide Tenant the sum of Twenty and 00/100 Dollars ($20.00) per rentable square foot of such premises multiplied by a fraction, the numerator of which is the number of calendar months between such delivery and February 2008, and the denominator of which is one hundred twenty (120). Such allowance shall be used solely for renovations to such premises, which renovations shall be performed by Landlord in accordance with plans and specifications prepared by Landlord and approved by Tenant in accordance with Paragraph (i) of the Rider to Section 4 hereof. Tenant shall pay all such costs of such renovations over and above such allowance, if any.

                 (d) Such premises shall be deemed a part of the Demised Premises for all purposes of this Lease upon the delivery thereof to Tenant and the Basic Rental therefor shall be at the square foot rental for Office Premises set forth in Section 1(g) hereof commencing upon such delivery. Tenant's Share shall be revised to reflect the addition of such premises to the Demised Premises. Landlord and Tenant shall enter into an amendment to this Lease to affect the foregoing.

                 (e) Landlord shall have no liability or responsibility for delays in delivering such premises as a result of any occupant's failure to vacate such premises at the end of its lease, but Landlord shall immediately institute proceedings to obtain possession of such premises and this Lease, with respect to such premises, shall not commence until such premises are vacated, renovated and delivered to Tenant as herein provided.

                 (f) Notwithstanding anything herein contained to the contrary, if Tenant shall lease any additional premises pursuant to the terms of Sections 42.2 and/or 42.3 hereof prior to the delivery of such premises pursuant to the terms of this Section 42.1, the square foot area of such premises leased pursuant to Sections 42.2 and/or 42.3 hereof shall be credited against the premises Tenant is entitled to lease pursuant to this Section 42.1.

         42.2    (a)      So long as any premises is available on the Fourth
Floor of the Building, Tenant shall have the right to lease the same upon the terms and conditions set forth in this Section 42.2. Premises shall be deemed available hereunder until the same has been leased to another tenant and shall not be deemed available during the term of such tenant's lease (as the same may be extended). From time to time, upon Tenant's written request, Landlord shall advise Tenant of what premises on the Fourth Floor are then available.

                 (b) Tenant shall exercise its right to so lease any such available premises by written notice to Landlord, which notice shall designate the premises Tenant wishes to so lease. Such premises shall be of reasonable configuration, with reasonable access to elevators, stairways and restrooms and shall be of such a configuration as will leave the balance of such Floor in a reasonable configuration for leasing by others.

                 (c) As soon as such determination is made, Landlord shall deliver such premises to Tenant and Tenant shall accept the same in its then "as is" condition; provided, however, that if such premises have not theretofore been improved for another tenant, Landlord shall provide Tenant the sum of Twenty and 00/100 Dollars ($20.00) per rentable square foot of such premises multiplied by a fraction, the numerator of which is the number of calendar months between such delivery and February 2008, and the denominator of which is one hundred twenty (120). Such allowance shall be used solely for renovations to such premises, which renovations shall be performed by Landlord in accordance with plans and specifications prepared by Landlord and approved by Tenant in accordance with Paragraph (i) of the Rider to Section 4 hereof. Tenant shall pay all such costs of such renovations over and above such allowance, if any.

                 (d) Such premises shall be deemed a part of the Demised Premises for all purposes of this Lease upon the delivery thereof to Tenant and the Basic Rental therefor shall be at the square foot rental for Office Premises set forth in Section 1(g) hereof commencing upon such delivery. Tenant's Share shall be revised to reflect the addition of such premises to the Demised Premises. Landlord and Tenant shall enter into an amendment to this Lease to affect the foregoing.

                 (e) Notwithstanding anything herein contained to the contrary, Tenant shall not have the right to lease any portion of such premises pursuant to this Section 42.2 or Section 42.3 hereof subsequent to March 1, 2005, unless Tenant then has the right to exercise and exercises its right to extend the term of this Lease for the ten (10) year period pursuant to Paragraph (b) of the Rider to Section 3.1 hereof.

         42.3    (a)      If Landlord receives an offer to lease any premises
on the Second or Fourth Floor of the Building (other than for the leasing thereof to the then current tenant thereof), which Landlord intends to accept, prior to leasing the same pursuant to such offer, Landlord shall notify Tenant in writing. Such notice shall contain the terms and provisions of such offer and Tenant shall have five (5) days from the receipt of Landlord's notice to Tenant to advise Landlord in writing if Tenant wishes to lease such premises upon the terms and provisions set forth in Landlord's notice (including the Basic Rental therefor and the construction obligations relating thereto). Failure by Tenant to notify Landlord within the times specified shall constitute Tenant's waiver of its right to lease such premises pursuant to such notice. If Tenant exercises its right to so lease such premises, Tenant's obligation to commence payment of Basic Rental (at the rate set forth in Landlord's notice) shall commence on the date possession is delivered to Tenant by Landlord and shall continue until the expiration or sooner termination of this Lease and Tenant's Share shall be increased to reflect such additional premises effective upon the delivery of possession thereof to Tenant. Upon the delivery of such notice provided for in the first sentence of this Section 42.3, Tenant's right to lease such premises in accordance with the provisions of Section 42.2 hereof shall terminate and be of no further force or effect; provided, however, that if Landlord shall not have consummated a lease with such offeree upon the terms and conditions set forth in Landlord's notice to Tenant within one hundred eighty (180) days after such notice, such premises shall be deemed available premises and Section 42.2 hereof and this Section
42.3 shall again be applicable thereto.

                 (b) If Tenant shall exercise its right of first refusal pursuant to this Section 42.3, Landlord and Tenant shall execute and deliver an amendment to this Lease incorporating such terms and conditions.

                 (c) Landlord shall have no liability or responsibility for delays in delivering such premises as a result of any occupant's failure to vacate such premises at the end of its lease but Landlord shall immediately institute such proceedings to obtain such premises and Tenant's leasing thereof shall not commence until such premises are vacant and delivered to Tenant.

MCA FINANCIAL CORP.                   NORTHWESTERN CORPORATE CENTER
                                      ASSOCIATES LIMITED PARTNERSHIP,
                                      a Michigan limited partnership
By  Keith D. Pietila
   -------------------------          By:  Northwestern Corporate Center, Inc.,
                                           a Michigan corporation, Its General
                                           Partner

Its  EVP
     -----------------------          By:  Mike Kojaian
                                           ---------------------------
             "TENANT"                      Mike Kojaian, President

                                                          "LANDLORD"

                                   EXHIBIT A

                               LEGAL DESCRIPTION




Land situated in the City of Southfield, County of Oakland, State of Michigan, described as follows:

PARCEL I: 24700 Northwestern Highway

Part of the Northwest 1/4 of the Northwest 1/4 of Section 26, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as:
Beginning at a point on the North line of Section 26, said point being North 89 degrees 59 minutes 45 seconds East, 210.0 feet from the Northwest corner of
Section 26, Town 1 North, Range 10 East; thence South 0 degrees 06 minutes 35 seconds West, 467.52 feet; thence along the northerly line of Northwestern Highway, South 45 degrees 49 minutes 35 seconds East, 135.0 feet; thence North 44 degrees 10 minutes 25 seconds East, 371.0 feet; thence North 45 degrees 49 minutes 35 seconds West, 32.68 feet; then North 0 degrees 00 minutes 15 seconds West, 94.75 feet; thence South 89 degrees 59 minutes 45 seconds West, 125.00 feet; thence North 0 degrees 00 minutes 15 seconds West, 178.00 feet; thence along the North line of Section 26, South 89 degrees 59 minutes 45 seconds West, 206.0 feet to the point of beginning.

Together with the right to use in common with others all easements for parking, ingress and egress, installation and maintenance of utilities and drainage facilities and use of all other common facilities, all as set forth in the certain instrument entitled "Declaration of Easements" dated June 25, 1968 and recorded in Liber 5225, Page 777, Oakland County Records, as amended by instrument dated December 7, 1968 and recorded December 23, 1968 in Liber 5297, Page 465, Oakland County Records.

PARCEL II: 19675 West 10 Mile Road

Part of the Northwest 1/4 of the Northwest 1/4 of Section 26, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as:
Beginning at a point on the South line of Ten Mile Road (120 feet wide), said point being North 89 degrees 59 minutes 45 seconds East, 416.0 feet and South 0 degrees 00 minutes 15 seconds East, 60.0 feet from the Northwest corner of Sectioon 26, Town 1 North, Range 10 East; thence South 0 degrees 00 minutes 15 seconds East, 118.00 feet; thence North 89 degrees 59 minutes 45 seconds East,
125.0 feet; thence South 0 degrees 00 minutes 15 seconds East, 94.75 feet; thence South 45 degrees 49 minutes 35 seconds East, 252.66 feet; thence North 44 degrees 10 minutes 25 seconds East 72.0 feet; thence South 45 degrees 49 minutes 35 seconds East, 50.15 feet; thence 177.95 feet along the arc of a curve concave to the west, said curve having a radius of 807.68 feet, a central angle of 12 degrees 37 minutes 25 seconds and who chord bears North 14 degrees 12 minutes 57 seconds East, 177.59 feet; thence North 0 degrees 00 minutes 15 seconds West, 200.0 feet; thence along the South line of Ten Mile Road, South 89 degrees 59 minutes 45 seconds West, 435.98 feet to the point of beginning.

Together with the right to use in common with others all easements for parking ingress and egress, installation and maintenance of utilities and drainage facilities, and use of all other common facilities, all as set forth in that certain instrument entitled "Declaration of Easements" dated June 25, 1968 and recorded in Liber 5225, Page 777, Oakland County Records, as amended by instrument dated December 7, 1968 and recorded December 25, 1968 in Liber 5297, Page 465, Oakland County Records.

PARCEL III: 24800 Northwestern Highway

Part of the Northwest 1/4 of Section 26, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as: Beginning at a point on the South line of Ten Mile Road which is South 89 degrees 59 minutes 45 seconds West measured on the North line of Section 26, 1613.28 feet and South 0 degrees 00 minutes 15 seconds East, 60.00 feet from the North 1/4 corner of said
Section 26; thence South 89 degrees 59 minutes 45 seconds West along the South line of Ten Mile Road, 100.00 feet to a point, thence South 0 degrees 00 minutes 15 seconds East, 200 feet to a point; thence North 89 degrees 59 minutes 45 seconds East, 100.00 feet to a point; thence North 0 degrees 00 minutes 15 seconds West, 200.00 feet to the place of beginning, except the easterly 60 feet thereof.

Also

Part of the Northwest 1/4 of Section 26, Town 1 North, Range 10 East, City of
Southfield, Oakland County, Michigan, described as:   Beginning at a point on
the northerly line of Northwestern Highway, said point being North 89 degrees 59 minutes 45 seconds East, 210.0 feet, and South 0 degrees 06 minutes 35 seconds West, 467.52 feet, and South 45 degrees 49 minutes 35 seconds East,
135.0 feet from the Northwest corner of Section 26, Town 1 North, Range 10 East; thence North 44 degrees 10 minutes 25 seconds East, 371.0 feet; thence South 45 degrees 49 minutes 35 seconds East, 220.0 feet; thence North 44 degrees 10 minutes 25 seconds East, 72.0 feet; thence South 45 degrees 49 minutes 35 seconds East, 50.15 feet; thence 177.59 feet along the arc of a curve concave to the West, said curve having a radius of 807.68 feet, a central angle of 12 degrees 37 minutes 25 seconds and whose chord bears North 14 degrees 12 minutes 57 seconds East, 177.59 feet; thence North 89 degrees 59 minutes 45 seconds east, 193.81 feet; thence 572.94 feet along the westerly line of Red River Drive (60 feet wide), said westerly line being an arc of a curve concave to the West having a radius of 1000.00 feet, a central angle of 32 degrees 49 minutes 38 seconds and whose chord bears South 22 degrees 47 minutes 24 seconds West, 565.14 feet; thence North 45 degrees 45 minutes 20 seconds West, 196.21 feet; thence South 44 degrees 14 minutes 40 seconds West,
205.93 feet; thence along the northerly line of Northwestern Highway, North 45 degrees 49 minutes 35 seconds West 330.06 feet to the point of beginning.

Together with the right to use in common with others all easements for parking, ingress and egress, installation and maintenance of utilities and drainage facilities and use of all other common facilities, all as set forth in the certain instrument entitled "Declaration of Easements" dated June 25, 1968 and recorded in Liber 5225, Page 777, Oakland County Records, as amended by instrument dated December 7, 1968 and recorded December 23, 1968 in Liber 5297, Page 465, Oakland County Records.

                                  EXHIBIT "B"

                           FLOOR PLANS AND SITE PLAN

                           FLOOR PLANS AND SITE PLAN

                           FLOOR PLANS AND SITE PLAN

                           FLOOR PLANS AND SITE PLAN

                                 EXHIBIT "B-1"

                           FLOOR PLANS AND SITE PLAN

                                  EXHIBIT "C"

                                   UNIT COSTS



DESCRIPTION                                                     QUANTITY
PARTITIONS

1. Drywall partitions to ceiling grid (8'-6")        LF              @ 40.00

2. Telephone backboard 4'x8'                         Lump Sum

3. Insulated drywall partitions to deck              LF              @ 66.00

4. Partition mullion enclosure                       EA              @ 75.00

DEMISING/CORRIDOR PARTITIONS

1. Demising/corridor partition (15'-0")              LF              @ 67.00

SUITE ENTRANCE

1. Glass suite entrance                              EA              @ 5000.00

DOORS, FRAMES AND HARDWARE

1. Interior oak doors, frame with hardware           EA              @ 700.00
   (3'x8')

2. Office lockset                                    EA              @ 60.00

3. Surface mounted closer                            EA              @ 175.00

4. Double oak door                                   EA              @ 1500.00
CARPENTRY
CABINETS

1. Upper/lower cabinet with countertop and 4"        LF              @ 300.00
   backsplash

COUNTERS

1. Shelf and rod                                     LF              @ 35.00

FLOORCOVERING

1. Building standard carpet                          SY              @ 15.25

2. Vinyl flooring                                    SF              @ 1.75

3. Vinyl Base (perimeter)                            LF              @ 1.25

4. Floor Prep                                        Lump Sum

WALLCOVERING

1. Paint (perimeter)                                 SF              @ .50c.

2. Stain doors                                       EA              @ 50.00

WINDOW TREATMENT

1. Blinds, exterior                                  EA              @ 20.00

CEILING

1. Acoustical tile (2x4)                             SF              @ 1.50

TOILET ROOMS

1. Vanity, sink and cabinet with all related         EA              @ 2500.00
   lines

2. Water closet with all related lines               EA              @ 2200.00

3. Mirror                                            EA              @ 110.00


DESCRIPTION                                                     QUANTITY
KITCHEN/LOUNGE

1. Sink 25"x22" with all related lines               EA              @ 2400.00

2. Hot water heater with electrical                  EA              @ 930.00

3. Garbage disposal with electric                    EA              @ 480.00

FIRE PROTECTION

1. Building standard fire protection                 SF              @ 1.20
HVAC

1. HVAC building standard                            SF              @ 2.00

2. Add zone box with thermostat                      EA              @ 1320.00

ELECTRICAL - LIGHTING

1. 2 x 4 fluorescent lights                          EA              @ 150.00

2. Downlights - halo                                 EA              @ 175.00

3. Dimmer - 1,000 watt                               EA              @ 185.00

ELECTRICAL OUTLETS

1. Duplex                                            EA              @ 75.00

2. Dedicated duplex                                  EA              @ 200.00

3. Telephone outlets                                 EA              @ 50.00

4. Switches                                          EA              @ 75.00

5. 3 way switches                                    EA              @ 100.00

6. Standard exit lights                              EA              @ 225.00

7. Night lights                                      EA              @ 110.00

8. Emergency light                                   EA              @ 175.00

9. 200 amp with meter                                EA              @ 3500.00

10. Fire alarm horns                                 EA              @ 300.00

11. Speaker Alarm                                    EA              @300.00

12. Floor mounted furniture
 5  wire system      locations
 a) dedicated circuits                               EA              @ 250.00

 b) furniture whip hook-ups                          EA              @ 50.00

MISCELLANEOUS

1. Window sill                                       LF              @16.00

2. Construction cleanup                              Lump Sum

3. Permit                                            Lump Sum

                                  EXHIBIT "D"


                              JANITORIAL SERVICES





DAILY SERVICES:  (FIVE TIMES PER WEEK)

1. Empty waste baskets.
2. Empty and clean ash trays, including those in public areas.
3. Dust desk tops which are clear of working papers.
4. Sweep or vacuum traffic area - public and private.
5. Toilet rooms:
 (a) Empty all waste receptacles.
 (b) Sweep and wet mop floors.
 (c) Clean and disinfect all fixtures and clean mirrors and shelves.

6. Clean and disinfect drinking fountains and water coolers.
7. Police parking areas for rubbish and trash.

WEEKLY SERVICES:

1. Damp mop floors, stairways, lobbies and corridors.
2. Sweep or vacuum entire floor area -- public and private.

MONTHLY SERVICES:

1. Strip, wax and polish floor in lobby area and isles.
2. Dust window blinds.
3. Wash all glass in office partitions.
4. Wash outside and inside building entry mats.

SEMI-ANNUAL SERVICES:

1. Power scrub tile areas and wax or apply floor treatment.
2. Wash windows.

SEASONAL SERVICES:

1. Snow removal from concrete walks as necessary.
2. Snow plowing of the parking lots as necessary.
3. Lawn cutting service of green areas as required.

                                  EXHIBIT "E"


                             RULES AND REGULATIONS

1. The Common Areas of the Building shall not be obstructed or used for any purpose other than coming to and from the Demised Premises.

2. Landlord has the right to control access to the Building and refuse admittance to any person or persons without satisfactory identification or a pass issued by Tenant during hours determined by Landlord.

3. Landlord shall upon reasonable notice have the right to enter upon the Demised Premises at reasonable hours for the purpose of inspecting the same.

4. Landlord shall upon reasonable notice have the right to enter the Demised Premises at hours convenient to Tenant for the purpose of exhibiting the same to prospective tenants within one hundred eighty (180) day period prior to the expiration of the Lease.

5. No person shall disturb other occupants of the Building by making loud or disturbing noises.

6. Soliciting, peddling and canvassing is prohibited in the Building and Tenant shall cooperate to prevent the same. No vending machine shall be operated in the Building by any tenant.

7. All deliveries and removal of furniture, equipment or other bulky items must take place after notification to Landlord, during such hours and in such manner as Landlord shall determine. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Building or the Demised Premises. No load shall be placed on the floors or in elevators in excess of the limits which shall be established by Landlord. Tenant cannot use the elevator for moving in or out of the Building without specific arrangements with Landlord.

8. Tenant shall not use any equipment emitting noxious fumes unless they are properly vented at Tenant's expense.

9. Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord. However, Tenant shall have the right to install and remove, within the Demised Premises (subject to the terms of this Lease), all of Tenant's furniture and normal business equipment. Building standard levelor-style venetian blinds shall be used in windows designated by Landlord. No other window treatments or objects shall be attached to, hung in or used in connection with any exterior of any door or window or from outside the Building. No article shall be placed on any window sill.

10. No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord.

11. No hazardous articles shall be brought into or kept in the Building at any time. No bicycles, vehicles or animals, except seeing eye and aide dogs, of any kind shall be brought into or kept in or about the Building.

12. No marking, painting, drilling, boring, cutting, defacing of the walls, floors, ceilings of the Building shall be permitted without the prior written consent of Landlord. Plastic protective floor mats shall be maintained over all carpeted areas under desks and chairs with casters.

13. The electrical system and lighting fixtures in the Building and the Demised Premises shall not be altered or disturbed in any manner without the prior written consent of Landlord. Any alterations or additions must be performed by licensed personnel authorized by Landlord.

14. The toilets and other plumbing fixtures shall not be used for any other purpose than those for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

15. Smoking is prohibited in the elevator(s), hallways, corridors, stairs, lobbies and other Common Areas of the Building.

16. Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and/or air conditioning systems of the Building.

17. Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Demised Premises locked and other means of entry to the Demised Premises closed and secured.

18. All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Demised Premises shall be done only by authorized Building personnel.

19. Tenant or Tenant's employees shall not distribute literature, flyers, handouts or pamphlets of any type in any of the Common Areas without the prior written consent of Landlord.

20. Tenant shall not cook, otherwise prepare or sell, any food or beverages in or from the Demised Premises. However, Tenant shall have the right to prepare food for the exclusive use of Tenant's employees.

21. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Demised Premises.

22. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Demised Premises.

23. No floor covering shall be affixed to any floor in the Demised Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord.

24. Tenant shall comply with all rules and regulations established by Landlord pursuant to other applicable provisions of this Lease.

25. Landlord shall supply Tenant with two (2) keys for each outside door to the Demised Premises. If Tenant requires any additional keys, Landlord shall supply the same at Tenant's expense.

Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the Building and shall not be obligated to enforce the same against other tenants. But Landlord shall enforce and apply the rules and regulations in a non- discriminatory manner. Landlord shall have the right to amend these rules and regulations from time to time.